Exhibit 99.2

Tandem Diabetes Care Prices Upsized Private Placement of $265 Million of Convertible Senior Notes Due 2032

SAN DIEGO, Calif., February 25, 2026 – Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, announced today the pricing of $265.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $200.0 million aggregate principal amount of notes. Tandem also granted the initial purchasers of the notes an option to purchase, within the 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $35.0 million aggregate principal amount of notes from Tandem. The sale of the notes is expected to close on February 27, 2026, subject to customary closing conditions.

The notes will be general unsecured obligations of Tandem and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on March 15, 2032, unless earlier converted, redeemed or repurchased.

Tandem estimates that the net proceeds from the offering will be approximately $256.7 million (or approximately $290.7 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Tandem. Tandem expects to use the net proceeds from the offering to pay the approximately $13.5 million cost of the capped call transactions that it entered into as described below and the remainder for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditure. If the initial purchasers exercise their option to purchase additional notes, Tandem expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder for general corporate purposes.

Before December 15, 2031, holders will have the right to convert their notes only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time. Upon conversion, Tandem will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The conversion rate for the notes will initially be 27.0362 shares of Tandem’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $36.99 per share of Tandem’s common stock). The initial conversion price represents a premium of approximately 37.5% over the last reported sale price of $26.90 per share of Tandem’s common stock on February 24, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued or unpaid special interest.

Tandem may not redeem the notes prior to March 20, 2029. Tandem may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after March 20, 2029 if the last reported sale price of Tandem’s common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Tandem provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest (if any) to, but excluding, the redemption date. However, Tandem may not redeem less than all of the outstanding notes unless at least $75.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time Tandem sends the related notice of redemption. No sinking fund is provided for the notes.

If Tandem undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require Tandem to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest (if any) to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if Tandem delivers a notice of redemption, Tandem will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

In connection with the pricing of the notes, Tandem entered into privately negotiated capped call transactions with one of the initial purchasers or its affiliate and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Tandem’s common stock initially underlying the notes. The capped call transactions are expected to offset the dilution to Tandem’s common stock as a result of any conversion of the notes, with such offset subject to a cap. The cap price of the capped call transactions relating to the notes will initially be $47.075, which represents a premium of 75.0% over the last reported sale price of Tandem’s common stock on the Nasdaq Global Market on February 24, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Tandem expects that the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Tandem’s common stock and/or purchase shares of Tandem’s common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Tandem’s common stock or the notes at that time.

In addition, Tandem expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Tandem’s common stock and/or purchasing or selling shares of Tandem’s common stock or other securities of Tandem in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or, to the extent Tandem elects to unwind a portion of the capped call transactions, following any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Tandem’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of such notes.

The notes and any shares of Tandem’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. Tandem’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem is based in San Diego, California.

Tandem Diabetes Care, Tandem, the Tandem logo, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-looking Statements

This press release includes forward-looking statements regarding, among other things, the offering, including statements regarding the closing of the offering of the notes and capped call transactions, the estimated net proceeds from the offering, the expected use of the net proceeds from the offering, the potential impact of the foregoing or related transactions on dilution to holders of our common stock and the market price of our common stock or the notes. Any statement describing our expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including, without limitation, changes in market conditions, whether we will be able to satisfy closing conditions related to the offering, whether the capped call transactions will become effective and unanticipated uses of capital, any of which could differ or change based upon market conditions or for other reasons. Tandem’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Tandem’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Tandem. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks are described in additional detail in Tandem’s annual report on Form 10-K for the year ended December 31, 2025, which is on file with the Securities and Exchange Commission.

In this press release, unless the context requires otherwise, “Tandem,” “Tandem Diabetes Care,” “we,” “our,” and “us” refers to Tandem Diabetes Care, Inc. and its subsidiaries.

Tandem Investor Contact:
858-366-6900
IR@tandemdiabetes.com